     As filed with the Securities and Exchange Commission on July 24, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                 LEAPNET, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                        36-4079500
(State or other jurisdiction                     (IRS Employer Identification
of incorporation or organization)                            Number)

        420 West Huron Street, Chicago, Illinois 60610, (312) 528-2400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

             SPR Inc. Amended and Restated Combined Incentive and
                        Non-Statutory Stock Option Plan
     SPR Inc. 1999 Combined Incentive and Non-Statutory Stock Option Plan
                             (Full titles of Plan)

                              Robert M. Figliulo
                   Vice Chairman and Chief Executive Officer
                                 Leapnet, Inc.
        420 West Huron Street, Chicago, Illinois 60610, (312) 528-2400
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                   Copies to
                                John R. Hempill
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-468-8000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of securities        Amount to be          Proposed maximum       Proposed maximum aggregate    Amount of registration fee
 to be registered          registered(1)         offering price(2)           offering price(2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock             1,711,889 shares              $5.59                   $9,569,459.50                    $2,530
====================================================================================================================================

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $5.59 per share represents the average exercise price of the 1,711,889 shares of Common Stock subject to options under the Option Plans.

                               EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 1,711,889 shares of Common Stock of Leapnet, Inc., a Delaware corporation (the "Company"), issuable to eligible employees, directors, consultants and advisors under certain employee benefit plans, assumed by the Company upon the merger of the Company's wholly owned subsidiary, Brassie Corporation, a Delaware corporation, with and into SPR Inc., a Delaware corporation. The plans were previously obligations of SPR Inc. and its subsidiaries.

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

     The information required by Part I of Form S-8 is currently included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b) (1) of the Securities Act.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents have been filed by the Company with the Securities and Exchange (the "Commission") Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2000.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000.

     3. The Company's two current reports on Form 8-K each dated as of June 12, 2000 and each filed with the Commission on June 12, 2000.

     4. The Company's Proxy Statement on Schedule 14A dated June 9, 2000 and filed with the Commission on June 13, 2000, together with all supplemental material filed thereto.

     5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed September 4, 1996 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Limitation of Liability and Indemnification of Directors and Officers.

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3)pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.
A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     The Company's Certificate of Incorporation provides indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     5    Opinion of Morrison & Foerster LLP as to legality of the shares of
Common Stock being offered under the Plans.

     23.1  Consent of Independent Auditors, Arthur Andersen LLP.

     23.2 Consent of Morrison & Foerster LLP (included in their opinion filed as Exhibit 5 herein).

     24   Power of Attorney (included on the signature page of this Registration
Statement).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commissioner by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                                         Paage 4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 11th day of July, 2000.

                              LEAPNET, INC.

                              By: /s/ Robert M. Figliulo
                                  ----------------------
                                  Robert M. Figliulo
                                  Vice Chairman, Chief Executive Officer and
                                    Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Frederick A. Smith and Robert M. Figliulo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated on July 11, 2000.

                  Signature                                  Title
                  ---------                                  -----
  /s/ Frederick A. Smith                        Chairman of the Board and Director
-------------------------------------
Frederick A. Smith

   /s/ Robert M. Figliulo                       Vice Chairman of the Board, Chief Executive
-------------------------------------           Officer and Director
Robert M. Figliulo                              (Principal Executive Officer)

  /s/ Stephen J. Tober                          President, Chief Operating Officer and Director
-------------------------------------
Stephen J. Tober

  /s/ Scott Barnum                 Director
----------------------------
  Scott Barnum

  /s/ Charles F. Moran             Director
----------------------------
Charles F. Moran

  /s/ Peter Poli                   Director
----------------------------
Peter Poli

   /s/  Charles J. Ruder           Director
----------------------------
Charles J. Ruder

  /s/ Thomas R. Sharbaugh          Director
----------------------------
Thomas R. Sharbaugh

  /s/ Stephen T. Gambill           Chief Financial Officer
----------------------------       (Financial and Accounting Officer)
Stephen T. Gambill

                               INDEX TO EXHIBITS

     5    Opinion of Morrison & Foerster LLP as to legality of the shares of
Common Stock being offered under the Plans.

     23.1 Consent of Independent Auditors, Arthur Andersen LLP.

     23.2 Consent of Morrison & Foerster LLP (included in their opinion filed as
Exhibit 5 herein).

     24   Power of Attorney (included on the signature page of this Registration
Statement).